Exhibit (h)(2)(e)

Schedule A
Administration and Shareholder Services Agreement

PF AIM Blue Chip Fund
PF AIM Aggressive Growth Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Lazard International Value Fund
PF MFS International Large-Cap Fund
PF PIMCO Inflation Managed Fund
PF PIMCO Managed Bond Fund
PF Pacific Life Money Market Fund
PF Putnam Equity Income Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Real Estate Fund
PF Van Kampen Mid-Cap Growth Fund
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund

Effective: December 31, 2004

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC FUNDS

By:	/s/ Glenn S. Schafer

Name: Glenn S. Schafer

Title: President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Glenn S. Schafer

Name: Glenn S. Schafer

Title: President

By:	/s/ Audrey L. Milfs

Name: Audrey L. Milfs

Title: Secretary